FOR IMMEDIATE RELEASE

AMERICAN TECHNOLOGY CORPORATION

NAMES SENIOR SALES EXECUTIVE TO HEAD

GOVERNMENT AND MILITARY SALES GROUP

SAN DIEGO, CA, July 6, 2006 -- American Technology Corporation (ATC) (NASDAQ: ATCO), a leading innovator of directed sound products and solutions, today named Charles W. Peacock as vice president of government and military sales. Peacock brings more than 25 years of sales and leadership experience to ATC.

Before joining ATC, Peacock worked for over six years as vice president of federal sales for Gartner, Inc., the leading provider of research and analysis for the global information technology industry. While at Gartner, Peacock was responsible for developing their market presence with the U.S. government and repeatedly achieved Top Performer status by establishing strategic business direction and realizing substantial revenue growth for the federal group. Previous to Gartner, Peacock worked for over ten years in leadership and direct sales positions for Xerox, including serving as their federal contract officer before moving to Gartner.

Prior to his business career, Peacock served in the U.S. Navy as an attaché to a base commander managing disaster and emergency medical services over enlisted personnel.

"Charles has the experience and the executive level relationships to successfully lead our government and military sales group," said John Zavoli, ATC's president and chief operating officer. "I am very pleased to have Charles lead our national and global sales force at a time when directed sound products are increasingly sought after to hail, warn and communicate with authority over distance."

"ATC has a dynamic blend of technologies and products that governments and militaries need," remarked Peacock. "I am excited to be using my experience and contacts to help accelerate global awareness and sales of ATC's revolutionary directed sound solutions."

About American Technology Corporation

American Technology Corporation (ATC) (NASDAQ: ATCO) provides directed audio solutions that put clear, highly intelligible sound exactly where needed. With over 320 U.S. and Foreign patents and patent filings, ATC is a leading innovator of commercial, government, and military directed acoustics products. The company's breakthrough HyperSonic® Sound technology, its NeoPlanar® technology and revolutionary Long Range Acoustic Device (LRAD™) product line make up the core of an expanding set of directed sound products and technologies. For more information on the company and its technologies and products please visit our web site at www.atcsd.com.

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995: Except for historical information contained herein, the matters discussed are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act. You should not place undue reliance on these statements. We base these statements on particular assumptions that we have made in light of our industry experience, the stage of product and market development as well as our perception of historical trends, current market conditions, current economic data, expected future developments and other factors that we believe are appropriate under the circumstances. These statements involve risks and uncertainties that could cause actual results to differ materially from those suggested in the forward-looking statements, including but not limited to, the performance of our management team, market acceptance of our directed sound technologies and products, entry of competitors, the possibility our intellectual property protections will not prevent others from marketing products similar to or competitive with our products, potential technical or manufacturing difficulties that could delay product deliveries or increase warranty costs, and other risks identified and discussed in our filings with the Securities and Exchange Commission. These forward-looking statements are based on information and management's expectations as of the date hereof. Future results may differ materially from our current expectations. For more information regarding other potential risks and uncertainties, see the "Risk Factors" section of the company's Form 10-K for the year ended September 30, 2005 and the company's Form 10-Q for the quarter ended March 31, 2006. American Technology Corporation disclaims any intent or obligation to update those forward-looking statements, except as otherwise specifically stated.

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FOR FURTHER INFORMATION CONTACT:

Robert Putnam,

Investor Relations

(858) 676-0519

robert@atcsd.com